UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-0495050 (I.R.S. Employer Identification No.)
3001 Summer Street
Stamford, Connecticut 06926
(Address of Principal Executive Offices, Zip Code)
Amended and Restated Pitney Bowes Inc. 2018 Stock Plan
(Full title of the Plan)
Daniel J. Goldstein
Pitney Bowes Inc.
Executive Vice President, Chief Legal Officer and Corporate Secretary
3001 Summer Street
Stamford, Connecticut 06926
(Name and address of agent for service)
(203) 356-5000
(Telephone number, including area code, of agent for service)
Copy to:
Brian J. Lane
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-530
(202) 955-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	X	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $1.00 per share	8,500,000	$5.46	$46,410,000	$5,624.89

(1)
In addition to the number of shares of common stock stated above, this Registration Statement covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the Plan.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of Pitney Bowes Inc.’s common stock, par value $1.00 per share on the New York Stock Exchange on May 2, 2019.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Pitney Bowes Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 8,500,000 shares of shares of its common stock, par value $1.00 per share (“Common Stock”), issuable to eligible employees of the Registrant and its affiliates under the Amended and Restated Pitney Bowes Inc. 2018 Stock Plan (the “Plan”).
On a Registration Statement on Form S-8 (Registration Statement No. 333-224833), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 10, 2018 (the “Prior Registration Statement”), the Registrant previously registered 14,000,000 shares of its Common Stock issuable to eligible employees of the Registrant and its affiliates under the Pitney Bowes Inc. 2018 Stock Plan (the predecessor plan of the Plan and referred to herein as the “Predecessor Plan”).
The total number of shares of Common Stock available for issuance under the Plan as of May 9, 2019 is 16,146,669 (which amount includes the 8,500,000 shares of Common Stock registered on this Registration Statement on Form S-8) plus any shares subject to outstanding awards under the Registrant’s Stock Plan, as amended and restated, the Registrant’s 2007 Stock Plan, as amended and restated, and the Registrant’s 2013 Stock Plan, as amended and restated (the “Prior Plans”) as of May 9 ,2019, that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of Common Stock).
As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
Exhibit No.    Exhibit Description

4.1
Restated Certificate of Incorporation of Pitney Bowes Inc. (previously filed as Exhibit 3(c) to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2011 (Commission file number 1-3579) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Pitney Bowes Inc. (previously filed as Exhibit 3(d) to the Registrant’s Current Report on Form 8-K filed on May 15, 2013 and incorporated herein by reference).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	Amended and Restated Pitney Bowes Inc. 2018 Stock Plan (incorporated by reference to Annex A of the Registrant's Definitive Proxy Statement on Schedule 14A filed on March 15, 2019).
____________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 9th of May, 2019.

Pitney Bowes Inc.

By:	/s/ Daniel J. Goldstein
Name:	Daniel J. Goldstein
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Goldstein his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Marc B. Lautenbach Marc B. Lautenbach	President and Chief Executive Officer - Director (Principal Executive Officer)	May 8, 2019
/s/ Stanley J. Sutula III Stanley J. Sutula III	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 8, 2019
/s/ Joseph R. Catapano Joseph R. Catapano	Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 6, 2019
/s/ Michael I. Roth Michael I. Roth	Non-Executive Chairman - Director	May 6, 2019
/s/ Robert M. Dutkowsky Robert M. Dutkowsky	Director	May 6, 2019
/s/ Anne M. Busquet Anne M. Busquet	Director	May 6, 2019
/s/ Roger Fradin Roger Fradin	Director	May 6, 2019
/s/ Anne Sutherland Fuchs Anne Sutherland Fuchs	Director	May 6, 2019
/s/ Mary J. Steele Guilfoile Mary J. Steele Guilfoile	Director	May 6, 2019
/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Director	May 6, 2019
/s/ Linda S. Sanford Linda S. Sanford	Director	May 6, 2019